CPI AEROSTRUCTURES, INC.
60 Heartland Blvd.
Edgewood, New York 11717

November 4, 2011

Mr. Douglas McCrosson

Dear Mr. McCrosson:

This letter will serve to amend the Employment Agreement (“Employment Agreement”), dated as of December 16, 2009, between you and CPI Aerostructures, Inc.

1.  The first sentence of Section 2 of the Employment Agreement is hereby amended and restated to read as follows:

“The term of Executive’s employment hereunder shall commence on January 1, 2010 and shall continue until December 31, 2014 (“Term”) unless terminated earlier as hereinafter provided in this Agreement, or unless extended by mutual written agreement of the Company and Executive.”

2.  The first sentence of Section 3.1 of the Employment Agreement is hereby amended and restated to read as follows:

“The Company shall pay to Executive a salary (“Base Salary”) at the annual rate of: (i) $190,000 from January 1, 2010 until December 31, 2010; (ii) $220,000 from January 1, 2011 to December 31, 2011; and (iii) $240,000 from January 1, 2012 until December 31, 2012; (v) $253,000 from January 1, 2013 until December 31, 2013; and (vi) $265,000 from January 1, 2014 until December 31, 2014.”

3.  The first sentence of Section 3.2 of the Employment Agreement is hereby amended and restated to read as follows:

“In addition to Base Salary, for each of the years ending December 31, 2010, 2011, 2012, 2013 and 2014, Executive shall be paid a bonus (“Bonus”) to be calculated in the manner set forth on Schedule A annexed hereto.”

Except as amended herein, all other provisions of the Employment Agreement shall remain in full force and effect.

Please sign this letter in the place below to confirm your agreement.

Sincerely,

CPI AEROSTRUCTURES, INC.

By:	/s/ Edward J. Fred
Edward J. Fred
Chief Executive Officer

AGREED TO:

/s/ Douglas McCrosson
Douglas McCrosson